UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2026

E-SMART CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-275161	35-2810816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Diana Vasylenko

7311 Oxford Ave

Philadelphia, PA, 19111

(Address of principal executive offices, zip code)

+1620-3079197

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Directors - Lukas Diaz and Manuel Martinez Garcia

On January 30, 2026, the Board of Directors of E-Smart Corp. (the “Company”) appointed Lukas Diaz and Manuel Martinez Garcia to serve as members of the Board of Directors, effective immediately.

Mr. Diaz and Mr. Martinez Garcia were appointed as Independent Directors, as determined by the Board in accordance with applicable SEC rules and the Company’s corporate governance standards. There are no arrangements or understandings between either newly appointed director and any other person pursuant to which they were selected as directors. Neither Mr. Diaz nor Mr. Martinez Garcia has any family relationship with any director or executive officer of the Company, nor has either engaged in any related-party transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. At the time of appointment, the Company has not entered into any compensatory arrangements with Mr. Diaz or Mr. Martinez Garcia in connection with their service as directors. Any future compensation arrangements will be disclosed in accordance with applicable SEC requirements.

Mr. Diaz has over five years of experience in digital platforms and creative marketplaces, with a focus on connecting service providers and end users through scalable online solutions relevant to creative industries. Mr. Diaz holds a degree in Business Administration and Management from the University of Barcelona. Over the past five years, he has worked in roles including Digital Platform Product Manager, where he was responsible for coordinating platform development, optimizing user experience, and supporting growth initiatives for online services.

Mr. Martinez Garcia has more than five years of experience in business strategy, advisory services, and digital commerce, particularly in connection with consumer-facing digital platforms. Mr. Martinez Garcia earned his degree in Technology and Engineering Management from Rovira i Virgili University in Tarragona, Spain. During the past five years, he has served in roles including Technology Strategy and Operations Advisor, providing guidance on digital transformation, platform scalability, and operational planning for technology-enabled businesses. His experience includes advising on platform strategy, evaluating collaboration structures, and supporting the development of digital solutions aligned with the Company’s focus.

Item 8.01 — Other Events

On January 28, 2026, the Company effected the cancellation of 2,000,000 shares of its common stock previously held by Diana Vasylenko, a director of the Company. The shares were voluntarily surrendered to the Company for cancellation without consideration and were retired upon cancellation.

As a result of the cancellation:

Total shares outstanding decreased from 5,799,469 to 3,799,469.

Restricted shares outstanding decreased from 4,500,000 to 2,500,000.

Non-restricted (freely tradable) shares outstanding remain unchanged at 1,299,469.

Following the cancellation, the Company’s capitalization is as follows:

Total outstanding shares: 3,799,469

Restricted shares: 2,500,000 (65.80%)

Non-restricted shares: 1,299,469 (34.20%)

The cancellation did not involve the issuance of any securities, the payment of any consideration by the Company, or any change in the Company’s management or control.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2026

E-Smart Corp.

By:	/s/ Diana Vasylenko
	Name:	Diana Vasylenko
	Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)